Exhibit 5.1

              Opinion and Consent of Stroock & Stroock & Lavan LLP

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982


                                                                  212-806-5400

October 29, 1998


Structured Asset Mortgage
    Investments Inc.
245 Park Avenue
New York, New York 10167


Re:   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
      REGISTRATION STATEMENT ON FORM S-3 (No. 333-51279)

          We have acted as counsel for Structured Asset Mortgage Investments Inc. (the "Company"), in connection with the authorization and issuance of $501,147,962 aggregate principal amount of Mortgage Pass-Through Certificates, Series 1998-9 (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (No. 333-51279) (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and was declared effective on October 28, 1998. As set forth in the Prospectus dated October 28, 1998 and the Prospectus Supplement dated October 28, 1998, the Certificates will be issued by a trust to be known as Structured Asset Mortgage Investments Trust 1998-9 (the "Trust Fund") established by the Company pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Company, Cendant Mortgage Corporation and NationsBanc Mortgage Corporation, as Master Servicers, and Norwest Bank Minnesota, National Association, as Trustee.

          We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates, forms of the Prospectus and the Prospectus Supplement referred to above forming a part of the Registration Statement and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We have also assumed for purposes of the opinion given in paragraph 2 below that the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by all parties thereto other than the Company. As to various matters material to such opinions, we have relied upon the representations and warranties in each of the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

          1. When the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          2. When the Certificates have been duly and validly authorized by all necessary action on the part of the Company, and when executed as specified in, and delivered pursuant to the Pooling and Servicing Agreement and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and will evidence the entire beneficial ownership of the Trust Fund.

          3. The statements set forth in the Prospectus under the heading "Federal Income Tax Consequences," and in the Prospectus Supplement under the heading "Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct and are hereby adopted and confirmed.

          In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and Prospectus Supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ STROOCK & STROOCK & LAVAN LLP